Exhibit 99.1

Westwood Holdings Group, Inc. to Present at the

KBW Investment Management & Specialty Finance Conference

Announces Preliminary Assets Under Management of $13.9 Billion as of May 31, 2011

Dallas, June 2, 2011 – Westwood Holdings Group, Inc. (NYSE: WHG) today announced that President & Chief Executive Officer, Brian O. Casey, and Chairman & Chief Investment Officer, Susan M. Byrne, will present at the Keefe, Bruyette & Woods Investment Management & Specialty Finance Conference in New York on Tuesday, June 7, 2011 at 11:00 a.m. Eastern Time.

A slide presentation and live audio webcast of the event will be accessible on the Company’s website on the Events & Webcasts page of the Investor Relations section (http://ir.westwoodgroup.com/events.cfm). An archived replay of the presentation will be available shortly after the event.

Westwood also announced preliminary assets under management of $13.9 billion as of May 31, 2011, a 5% sequential increase compared to assets under management of $13.3 billion at March 31, 2011 and a 12% increase compared to assets under management of $12.5 billion at December 31, 2010. This is a preliminary estimate of assets under management and is subject to final reconciliations. Assets under management as of June 30, 2011 will be announced on July 20, 2011 when the Company releases second quarter 2011 financial results.

About Westwood

Westwood Holdings Group, Inc. manages investment assets and provides services for its clients through two subsidiaries, Westwood Management Corp. and Westwood Trust. Westwood Management Corp. is a registered investment advisor and provides investment advisory services to corporate and public retirement plans, endowments, foundations, the WHG Funds, other mutual funds and clients of Westwood Trust. Westwood Trust provides trust services and participation in common trust funds that it sponsors to institutions and high net worth individuals. Westwood Holdings Group, Inc. trades on the New York Stock Exchange under the symbol “WHG.”

For more information on Westwood, please visit Westwood’s website at www.westwoodgroup.com.

For more information on the WHG Funds, please visit the Funds’ website at www.whgfunds.com.

Note on Forward-looking Statements

Statements in this press release that are not purely historical facts, including statements about our expected future financial position, results of operations or cash flows, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,”

“could,” “goal,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: our ability to identify and successfully market services that appeal to our customers; the significant concentration of our revenues in four of our customers; our relationships with investment consulting firms; our relationships with current and potential customers; our ability to retain qualified personnel; our ability to successfully develop and market new asset classes; our ability to maintain our fee structure in light of competitive fee pressures; competition in the marketplace; downturns in the financial markets; new legislation adversely affecting the financial services industries; interest rates; changes in our effective tax rate; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including but not limited to, its annual report on Form 10-K for the year ended December 31, 2010 and its quarterly report on Form 10-Q for the quarter ended March 31, 2011. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

SOURCE: Westwood Holdings Group, Inc.

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(WHG-G)

CONTACT:

Westwood Holdings Group, Inc.

Bill Hardcastle

(214) 756-6900